UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2016

CROWN MARKETING

 (Exact name of registrant as specified in its charter)

WYOMING

(State or other jurisdiction of incorporation)

    0-27873

98-0178621

(Commission File Number)     (IRS Employer Identification No.)

4350 Temple City Boulevard, El Monte, California 91731

(Address of principal executive offices and zip code)

(626) 283-6600

 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 5, 2016, Weinberg & Company, P.A. (“Weinberg”) resigned as our independent registered public accounting firm.

The Weinberg reports on the Company’s financial statements for the years ended June 30, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports of Weinberg on our financial statements for the years ended June 30, 2015 and 2014 each contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s years ended June 30, 2015 and 2014 and through the date of resignation, May 5, 2016, (i) there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Weinberg’s satisfaction, would have caused Weinberg to make reference to the subject matter of such disagreements in its reports on our consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Weinberg with a copy of the foregoing disclosures and requested that Weinberg furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits

Exhibit 16.1, letter from Weinberg & Company, P.A, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2016

CROWN MARKETING

By: /s/    Jay Hooper

Name: Jay Hooper

Title: Chief Executive Officer

2